NORTHERN INSTITUTIONAL FUNDS

                                   FORM N-SAR

                               File No. 811-03605

                      Semi-Annual Period Ended May 31, 2005


Exhibit Index

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

Exhibits

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

                          NORTHERN INSTITUTIONAL FUNDS
                          (a Delaware statutory trust)

                                 AMENDMENT NO. 9

                         TO THE DECLARATION OF TRUST OF
                          NORTHERN INSTITUTIONAL FUNDS
                          (a Delaware statutory trust)

    The undersigned hereby certifies that the following resolutions were duly adopted by the Board of Trustees of Northern Institutional Funds on May 6, 2005.


      RESOLVED, that the termination of the Northern Institutional Funds International Bond Portfolio, be, and it hereby is, ratified, confirmed and approved; and

      FURTHER RESOLVED, that the Agreement and Declaration of Trust (the "Declaration of Trust") be amended for the purpose of abolishing and terminating the Northern Institutional Funds International Bond Portfolio, pursuant to
Article V, Section 2 of the Declaration of Trust; and

      FURTHER RESOLVED, that the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer of the Trust be, and they hereby are, severally authorized to execute an instrument in writing effecting the aforesaid amendment and to cause the same to be filed wherever in the discretion of such filing is appropriate.


Date: May 6, 2005                                /s/ Jeffrey A. Dalke
                                                 --------------------
                                                 Jeffrey A. Dalke
                                                 Secretary